Exhibit 99.1

PowerFleet Announces CFO Transition Plan

Woodcliff Lake, NJ — April 7, 2022 — PowerFleet, Inc. (Nasdaq: PWFL), a global leader of SaaS-based data insight solutions that manage enterprise assets for seamless business operations, today announced that Chief Financial Officer (CFO) Ned Mavrommatis will be leaving the Company on May 15, 2022 to pursue another opportunity. PowerFleet has the option for Mavrommatis to provide consulting services beyond May 15, 2022, until the Company appoints a new CFO.

PowerFleet has initiated a search process with an executive search firm for a new CFO to execute on the Company’s long-term growth plans. PowerFleet Global Controller Joaquin Fong will manage the day-to-day global finance operations until PowerFleet’s CFO search is completed.

“On behalf of the Board of Directors and leadership team, I would like to thank Ned for the valuable contributions he has made to PowerFleet over many years,” said Chairman Michael Brodsky. “As we start the process of identifying his successor, we are in experienced, steady hands with our strong corporate finance team in place. We wish Ned great success in his next endeavor.”

Mavrommatis commented: “I have made the very difficult decision to leave PowerFleet. I am incredibly proud to have been involved in the company’s transformation into a global leader of SaaS-based data insight solutions. I strongly believe PowerFleet’s best days are ahead.”

PowerFleet Chief Executive Officer Steve Towe commented: “Ned has been a tremendous business partner since I joined the company in January. We appreciate his strong support during the transition as we search for the right financial leader to help us build on our operational and financial momentum and capitalize on the growth opportunities on the horizon.”

First Quarter 2022 Conference Call

PowerFleet will report first quarter 2022 results and hold a conference call on Tuesday, May 10, 2022. The conference call details will be announced approximately two weeks prior to the event.

Investor Day

PowerFleet management will hold an investor day in New York City on Tuesday, June 14, 2022. Towe and PowerFleet’s expanded leadership team, including Chief Technology Officer Jim Zeitunian and Chief Revenue Officer Patrick Maley, will provide detailed insights into the Company’s strategic roadmap, which is designed to establish PowerFleet as a fully mission critical software provider for the global Internet of Things (IoT) market. Details for the investor day will be announced approximately three weeks prior to the event.

About PowerFleet

PowerFleet® Inc. (NASDAQ: PWFL; TASE: PWFL) is a global leader of subscription-based wireless solutions that manage enterprise assets for seamless business operations. PowerFleet’s patented technologies are the proven solution for organizations that must monitor and analyze their assets to improve safety, increase efficiency, reduce costs, and drive profitability. Our offerings are sold under the global brands PowerFleet, Pointer, and Cellocator. PowerFleet’s global headquarters are in Woodcliff Lake, New Jersey, with additional offices around the globe. For more information, please visit www.powerfleet.com, the content of which does not form a part of this press release.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to PowerFleet’s beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond PowerFleet’s control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion, or other financial information; emerging new products; and plans, strategies, and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the ability to recognize the anticipated benefits of the acquisition of Pointer, which may be affected by, among other things, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for PowerFleet’s products to continue to develop, the possibility that PowerFleet may not be able to integrate successfully the business, operations and employees of I.D. Systems and Pointer, the inability to protect PowerFleet’s intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in PowerFleet’s filings with the Securities and Exchange Commission, including PowerFleet’s annual report on Form 10-K for the year ended December 31, 2021. These risks could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, PowerFleet. Unless otherwise required by applicable law, PowerFleet assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether a result of new information, future events, or otherwise.

PowerFleet Company Contact

Ned Mavrommatis, CFO

NMavrommatis@powerfleet.com

(201) 996-9000

PowerFleet Investor Contact

Matt Glover

Gateway Investor Relations

PWFL@gatewayir.com

(949) 574-3860

PowerFleet Media Contact

Maggie Hayes

powerfleet@n6a.com

908-433-3334